Exhibit 10.6

SOVOS BRANDS LIMITED PARTNERSHIP

2017 EQUITY INCENTIVE PLAN

Article I
ESTABLISHMENT, DEFINITIONS AND PURPOSE

1.1          Establishment. Sovos Brands Limited Partnership, a Delaware limited partnership (the “Partnership”), hereby establishes the Sovos Brands Limited Partnership 2017 Equity Incentive Plan (the “Plan”). The Plan shall become effective as of May 9, 2017.

1.2          Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in that certain Second Amended and Restated Agreement of Limited Partnership of Sovos Brands Limited Partnership, dated as of January 31, 2017 (as the same may be further amended, restated, modified or otherwise supplemented from time-to-time, the “Partnership Agreement”).

1.3          Purpose. The Plan is intended to promote the long-term growth and profitability of the Partnership by providing employees, independent directors and other service providers who are or will be involved in the Partnership’s growth with an opportunity to acquire an ownership interest in the Partnership, thereby encouraging such persons to contribute to and participate in the success of the Partnership. Under the Plan, the Board may grant awards (each, an “Award”) of Incentive Units (the “Incentive Units”) to employees, independent directors and/or other service providers of the Partnership and/or its Subsidiaries, as may be selected by the Board after consultation with the Chief Executive Officer of Sovos Brands Intermediate, Inc. (the “Company”) (collectively, “Participants”).

Article II
AWARD POOL

2.1          Award Pool. 13,979 Incentive Units are reserved for issuance under the Plan in accordance with the terms of the Partnership Agreement. Any Incentive Units that for any reason are cancelled, forfeited, or acquired by the Partnership (pursuant to a call, redemption or other right) for no consideration shall again be available for issuance under the Plan.

Article III
ADMINISTRATION

3.1          Administration. The General Partner (or a subcommittee thereof appointed to administer the Plan) (the “Board”) shall, subject to the provisions of this Plan and the Partnership Agreement, have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of the Plan, including, but not limited to the full power and authority to (a) interpret the terms of the Plan, the terms of any Awards made under the Plan, and the rules and procedures established by the Board governing any such Awards, (b) determine the rights of any person under the Plan, or the meaning of requirements imposed by the terms of the Plan or an Award, or any rule or procedure established by the Board, (c) select the Participants to whom Awards will be granted under the Plan, (d) establish any vesting or other terms and conditions applicable to an Award, (e) impose such limitations, restrictions and conditions upon, or in connection with, such Awards as it shall deem appropriate, (f) adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan, (g) correct any defect or omission or reconcile any inconsistency in the Plan, in any Grant Agreement or between the Plan, any Grant Agreement and/or the Partnership Agreement and (h) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan and Awards, subject to the Partnership Agreement and such limitations as may be imposed by the Code or other applicable law. Each action of the Board (including each interpretation or other determination of the Board) with respect to the Plan or any Awards made under the Plan shall be final, binding and conclusive on all persons.

Article IV
ELIGIBILITY AND GRANT AGREEMENTS

4.1          Eligibility. Subject to the terms of the Plan and the Partnership Agreement, employees, independent directors and other service providers of the Partnership and its Subsidiaries shall be eligible to receive Awards under the Plan.

4.2          Grant Agreement. Awards granted under the Plan shall be evidenced by a written agreement executed by the Partnership and the Participant (the “Grant Agreement”).

Article V

ADJUSTMENTS

Except as otherwise expressly provided in a Grant Agreement or the Partnership Agreement, in the event that the Board determines in its sole discretion that any sale, recapitalization, reorganization, merger, consolidation or any other transaction or event affects the Incentive Units such that an adjustment is determined by the Board in its sole discretion to be appropriate in order to prevent inappropriate dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board may, in the manner and to the extent that it deems reasonably appropriate, acting in good faith, adjust any or all of (i) the number of the Incentive Units, other ownership interests or other securities of the Partnership (or number and kind of other securities or property) with respect to which awards may be made under the Plan, (ii) the number of Incentive Units, other ownership interests or other securities of the Partnership (or number and kind of other securities or property) subject to outstanding awards made under the Plan, (iii) the distribution level that must be achieved prior to an Incentive Unit being entitled to participate in distributions for the Partnership or (iv) the terms of any Incentive Unit that are affected by the event, in each case in a manner the Board reasonably deems appropriate, acting in good faith, to prevent such inappropriate dilution or enlargement.

Article VI
GENERAL PROVISIONS

6.1          Amendment; Termination. The Board may modify, amend, suspend or terminate the Plan in whole or in part at any time; provided, however, that such modification, amendment, suspension or termination shall not, without a Participant’s consent, adversely affect such Participant’s rights in respect of a previously-made Award.

6.2          Applicable Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Delaware.

6.3          Securities Laws. The Plan has been instituted by the Partnership to provide certain compensatory incentives to Participants and is intended to qualify for an exemption from the registration requirements under the Securities Act and any other applicable state securities laws pursuant to Rule 701 under the Securities Act or any other applicable exemption (collectively, the “Exemption”); however, the Partnership makes no representation or warranty that the Exemption applies to the Awards, and in no event shall the Board, the Partnership or any Affiliate of the Partnership (or their employees, agents, officers, directors, managers, successors or assigns) be liable to any Participant (other than to effect rescission or similar rights that may arise under applicable securities laws) for any failure to comply with such Exemption. The Partnership may impose any restrictions or terms on any Awards or Incentive Units granted pursuant to Awards, and may require Participants to make such representations, as the Partnership determines to be necessary to comply with the Exemption.

6.4          Section 409A Compliance. It is the intention of the Partnership and the Board that Awards granted under the Plan not be subject to the provisions of Section 409A of the Code. To the extent an Award granted under the Plan is determined to be subject to the provisions of Section 409A of the Code, it is intended that the terms of the Partnership Agreement, the Plan and the Grant Agreement applicable to such Award comply with Section 409A and they shall be interpreted in a manner consistent with such intent. Notwithstanding the foregoing, the Partnership makes no representation or warranty that the Awards will not be subject to (or will comply with) Section 409A of the Code, and in no event shall the Board, the Partnership or any Affiliate of the Partnership (or their employees, agents, officers, directors, managers, successors or assigns) be liable to any Participant for any failure to comply with Section 409A or an applicable exemption thereunder.

6.5          No Guarantees Regarding Tax Treatment; No Tax Minimization Obligation. Neither the Board nor the Partnership make any guarantees to any person regarding the tax treatment of any Award or payments made with respect to any Award. Neither the Board nor the Partnership have any duty or obligation to minimize the tax consequences of any Award, including, without limitation, tax consequences that may result from changes to applicable law and none of the Board, the Partnership, any subsidiaries or affiliates of the Partnership, or any of their employees or representatives shall have any liability to any person with respect to such tax consequences.

6.6          Withholding. A Participant may be required to pay to the Partnership, and the Partnership shall have the right and is hereby authorized to withhold from any payment due under any Award, the amount (in cash or, at the election of the Partnership, securities or other property) of any applicable federal, state, local or foreign withholding taxes in respect of such payment and to take such other action as may be necessary in the opinion of the Administrator to satisfy all obligations for the payment of withholding taxes.

6.7          Conflict between the Plan and the Partnership Agreement. The Plan is subject to the Partnership Agreement. In the event of a conflict between any term or provision contained herein and a term or provision of the Partnership Agreement, the applicable term and provision of the Partnership Agreement will govern and prevail.

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